EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (on Form S-8) of Kreisler Manufacturing Corporation of our report dated August 11, 2006 on the consolidated financial statements, which appears in Kreisler Manufacturing Corporation’s Annual Report on Form 10-KSB for the year ended June 30, 2006.

/s/ Rothstein, Kass & Company, P.C.

Rothstein, Kass & Company, P.C.
Roseland, New Jersey
December 18, 2006

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